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                                                                EXHIBIT 10(s)(s)


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, made this 9th day of July, 1999, by and between C-COR ELECTRONICS, INC., a Pennsylvania Business Corporation, with its principal place of business at 60 Decibel Road, State College, Pennsylvania ("Corporation"); -AND-
     TERRY L. WRIGHT, an individual, of 5321 Old Atlanta Road, Suwanee, Georgia 30024 ("Employee").

                                  BACKGROUND
                                  ----------

     A. Corporation desires to employ Employee as its Chief Technical Officer and Employee desires to be so employed by Corporation.

     B. The parties mutually desire to set forth in this Employment Agreement (the "Agreement") the terms and conditions under which Employee will be employed by Corporation.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound thereby, the parties hereto agree as follows:


                                   SECTION I

                           Description of Employment
                           -------------------------

     1.01.  Employment and Term.  Corporation agrees to employ Employee and
            -------------------
Employee agrees to be so employed for a three (3) year term commencing on June 17, 1999 and ending on June 17, 2002 (the "Term").

     1.02.  Capacity.  During the Term, Employee shall serve as Corporation's
            --------
Chief Technical Officer, or in such other commensurate offices or capacities as shall be determined by Corporation.

     1.03.  Time and Efforts.  During the Term, Employee shall diligently and
            ----------------
conscientiously devote his best efforts and his full time and attention to the discharge of his duties as Chief Technical Officer and of such other commensurate duties as may be determined by the Board of Directors of Corporation. Employee acknowledges that during the period of his employment pursuant to this Agreement as the Chief Technical Officer of Corporation, he will
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not have any other employment or business affiliations (other than passive investments) without the prior approval of Corporation.

     1.04  Location.  During the Term, Employee will not be required by
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Corporation to move from the Atlanta, Georgia metropolitan area.

     1.05.  Termination.   This Agreement may be terminated:
            -----------

     a.  By agreement of Corporation and Employee;

     b. By Corporation, unilaterally, in its sole discretion, for any of the following reasons:

     i. if Employee directly or indirectly competes with Corporation while employed under this Agreement;

     ii. If Employee:

     A. has materially breached any term or provision of this Agreement and, if susceptible of cure, has not within thirty (30) days following notice thereof cured such breach;

     B. has conducted himself in a manner which discredits or is otherwise materially detrimental to the reputation and standing of Corporation and, if susceptible of cure, has not within thirty (30) days following notice thereof cured such breach;

     C. wrongfully discloses any trade secrets or any confidential information of Corporation; or

     D.  willfully and intentionally breaches his duties to Corporation.

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                                   SECTION II

                                  Compensation
                                  ------------

     2.01.  Salary.  During the period of Employee's employment hereunder as
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Chief Technical Officer (irrespective of such other offices or titles as may be held by Employee) the Corporation shall pay to Employee a salary at an annual rate of One Hundred Forty Thousand and 00/100 ($140,000.00) Dollars, payable bi-weekly, for services rendered. The amount of Employee's salary shall be reviewed annually by the Corporation and Employee shall be eligible for merit increases in accordance with C-COR's standard practice, and shall not be reduced below the amount set forth above for any year during the Term.

     2.02.  Business Expenses.  Employee shall be reimbursed by Corporation for
            -----------------
all reasonable expenses incurred in carrying out his employment duties or in otherwise promoting the business of Corporation by presenting to the designated officer of Corporation an itemized expense account report with receipts attached.

     2.03.  Incentive Compensation.  During the Term, Corporation shall include
            ----------------------
Employee as a participant under Corporation's "Profit Incentive Plan." Employee will be entitled to such awards as are declared from time to time by the Board of Directors commensurate with other similarly situated executives of the Company under the terms of the "Profit Incentive Plan."

     2.04.  Stock Options.   Employee shall be eligible for stock option awards
            -------------
commensurate with other similarly situated executives of the Company in accordance with stock option plans adopted by the Corporation from time to time.

     2.05.  Life Insurance Coverage.  Corporation will provide to Employee group
            -----------------------
term life insurance in a face amount equal to three times the Employee's salary. Changes in life insurance coverage will occur at the same time as any salary changes.

     2.06.  Reimbursement For Income Tax Preparation.  Corporation agrees to
            ----------------------------------------
reimburse Employee for expenses incurred for preparation of income tax returns up to an amount not exceeding Three Hundred and 00/100 ($300.00) Dollars per year during the Term of this Agreement.

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     2.07.  Vacation.  Employee shall be entitled to a reasonable amount of
            --------
vacation but not less than three (3) weeks per year. In addition, Employee shall be entitled to credit for any accrued and unused vacation accumulated while Employee was employed by Convergence.com Corporation.

     2.08.  Physical Examination.  Corporation agrees to reimburse Employee for
            --------------------
the expense of an annual physical examination by a physician selected by Employee up to an amount not exceeding Two Hundred and 00/100 ($200.00) Dollars.

     2.09.  Other Benefit Plans.  Employee shall also be eligible to participate
            -------------------
in Corporation's other fringe benefit plans, including both those plans presently existing and those which may in the future be adopted, in accordance with the terms and provisions of such plans.


                                  SECTION III

                             Intellectual Property
                             ---------------------

     3.01.  Disclosure.  Employee agrees to promptly and fully disclose to
            ----------
Corporation all inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how and data (hereinafter collectively referred to as "Inventions"), whether or not patentable or copyrightable, made or conceived or first reduced to practice or learned by Employee either alone or jointly with others, whether during Employee's regular hours of employment and directly or indirectly relating to or capable of being used for the benefit of Corporation's business. Employee agrees, without compensation additional to that provided for in Section II of this Agreement, to assign all rights in and to such Inventions to Corporation and to execute, at Corporation's request, appropriate documents effectuating such assignments.

     3.02.  Maintenance of Records.  Employee agrees to maintain accurate and
            ----------------------
current written records of all such Inventions, in the form of notes, sketches, drawings, or reports which shall be and will remain the property of and be available to Corporation at all times.

     3.03.  Provision of Assistance.  Employee agrees, upon Corporation's
            -----------------------
request, during and after the Term of employment set forth herein, to assist Corporation, its attorneys, and nominees at its or their expense in preparing and prosecuting applications for letters patent on Inventions created by him and applications to register copyrights on inventions created by him

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providing, however, that time actually spent by Employee at such work after termination of employment, at Corporation's request, shall be paid for by Corporation at a reasonable rate, and that necessary expenses incurred by Employee in connection with Employee's duties under this paragraph shall be paid by Corporation.

     3.04.  Previous Inventions.  Employee expressly retains an interest in and
            -------------------
title to Inventions patented or unpatented which Employee conceived prior to his Term of employment with Corporation, except for those conceived while employed by Convergence.com Corporation, an interest in which Employee hereby expressly disclaims.

     3.05.  Term of Obligations.  Employee's termination of employment by
            -------------------
Corporation under this Agreement shall not affect the obligations imposed on Employee by Paragraphs 3.01, 3.02 and 3.03 and such obligations shall be binding on Employee's heirs, executors and administrators.


                                   SECTION IV

                       Confidentiality and Noncompetition
                       ----------------------------------

     4.01.  Confidentiality.  Employee agrees, during and after his Term of
            ---------------
employment hereunder, without the prior written consent of Corporation, not to disclose to any person other than Corporation, by publication or otherwise, or use for his own benefit, any confidential information of Corporation or any Inventions, whether conceived in whole or in part by Employee or by others. Employee's duty under this paragraph includes but is not limited to the nondisclosure of trade secrets or confidential information, knowledge of data of Corporation which he may obtain during the course of his employment relating to Corporation's business, technical or otherwise, including but not limited to manufacturing methods, processes, techniques, products, engineering development products, computer programs, customer lists, machines, research, compositions, inventions or discoveries. Employee agrees that upon leaving the employ of Corporation, he will not take with him any original or copy of documents, or records relating to the foregoing matters, without the written consent of Corporation. This Section does not apply to any Inventions described in Section
3.04 above.

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     4.02.  Noncompetition.  In consideration of Employee's employment, for the
            --------------
duration of his employment by Corporation, and for a period of two (2) years after the termination thereof, Employee agrees:

     (a) Not to, on behalf of himself or any other entity or corporation, directly or indirectly, as an employee, agent, independent contractor, consultant, owner, stockholder, partner, officer, director or otherwise, enter into or in any manner take part in any business in direct competition with the business of Corporation or its subsidiaries (as such business is directly defined on the date hereof and assuming that Convergence.com Corporation is on the date hereof a subsidiary of Corporation (the "Business of Corporation")), excluding internet applications other than network management that do not compete with Corporation or its subsidiaries, within the United States of America, or in any foreign country in which the Company develops, manufactures, distributes or sells its products.

     (b) Not to call on or solicit, on behalf of himself or on behalf of any other entity or corporation, any of the customers of Corporation or its subsidiaries for the purpose of selling or distributing to any of said customers any product or service comparable to or competitive with products or services developed, sold and/or distributed by Corporation or its subsidiaries or products or services which Corporation or its subsidiaries may have under development during the period of time Employee was employed by Corporation ("Corporation's Products"); nor will Employee in any way, directly or indirectly, for himself or on behalf of any other entity or corporation, solicit, divert or take away any customer of Corporation or its subsidiaries. For purposes of this Agreement, "customer" shall mean any person, entity or corporation which has purchased Corporation's Products, or has received a price quotation from Corporation for Corporation's Products, at any time within the three (3) year period prior to the date of termination of Employee's employment.

     (c) Not to enter or attempt to enter into an employment or agency relationship with any person who, at the time of such entry (or attempted entry), or at the time of termination of Employee's service with Corporation, was an officer, director, employee, principal or agent of Corporation or its subsidiaries if, but only if, such employment or

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     agency relationship is with respect to a business in competition with
     Corporation or its subsidiaries.

     (d) Not to induce or attempt to induce any person described in subparagraph
     (c) to leave his or her employment, agency, directorship or office with Corporation or its subsidiaries to enter into a business in competition with Corporation or its subsidiaries .

     It is understood by and between the parties to this Agreement that the aforesaid covenants set forth in this Section 4.02 are essential elements of this Agreement, and that, but for the agreement of Employee to comply with such covenants, Corporation would not have agreed to the terms of employment set forth in this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provisions in this Agreement. The existence of any claim or cause of action by Employee against Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Corporation of such covenants.

     In addition to all other legal remedies available to Corporation for enforcement of the covenants of this Section 4.02, the parties agree that Corporation shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof.

     The parties to this Agreement agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area of application, or the definition of Corporation's Products in such covenants to be unreasonable, arbitrary or against public policy, then a lesser time period and/or a smaller geographical area and/or a less encompassing definition of Corporation's Products which are determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. The parties to this Agreement agree and acknowledge that they are familiar with the present and proposed operations of Corporation and believe that the restrictions set forth in this Section 4.02 are reasonable with respect to its subject matter, duration and geographical application.

     The provisions of this Section 4.02 may be waived, in part or fully, in writing by Corporation at its option.

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     These restrictive covenants shall survive the termination of this
Agreement.


                                   SECTION V

                                 Miscellaneous
                                 -------------

     5.01.  Use of Name.  Employee agrees to allow Corporation to have his name
            -----------
or picture used by Corporation for advertising or trade purposes during the Term of this Agreement.

     5.02.  Binding Effect.  This Agreement shall inure to the benefit of and be
            --------------
binding upon Employee and upon Corporation, their successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of Corporation's assets or business or into which Corporation may be consolidated, merged or otherwise combined.

     5.03.  Governing Law.  This Agreement shall be construed and enforced in
            -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     5.04.  Legal Construction.  In the event any one or more of the provisions
            ------------------
contained in this Agreement shall for any reason beheld invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     5.05.  Amendment.  No amendment, modification or alteration of the terms
            ---------
hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

     5.06.  Integration.  This Agreement constitutes the entire understanding
            -----------
and agreement between Corporation and Employee with regard to the subject matter hereof and supersedes all other agreements and understandings between Corporation and Employee.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent to be legally bound thereby on the day and year first above written.

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                                        CORPORATION:
                                        -----------

ATTEST:                                 C-COR ELECTRONICS, INC.

W. T. Hanelly                           By:  David A. Woodle
        Secretary                                 President


                                        EMPLOYEE:
WITNESS:                                --------

David R. Ames                           Terry L. Wright

                                        TERRY L. WRIGHT


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